UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 ____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 24, 2014

FORMFACTOR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50307	13-3711155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road Livermore, CA		94551
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (925) 290-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities

On January 27, 2014, FormFactor, Inc. announced a global organizational restructuring and cost reduction plan. As part of the plan, the company will eliminate approximately 61 positions, or 6% of its workforce, and expects to realize about US$1M in savings in fiscal Q1 2014 (not including restructuring charges), and about US$2M in savings per quarter beginning in fiscal Q2 of 2014. The restructuring and cost reduction plan is the next step being undertaken by the Company to realize further synergies from the acquisition of Astria Semiconductor Holdings, Inc., including its wholly-owned subsidiary MicroProbe, Inc. The actions are intended to improve the Company’s efficiency and effectiveness while positioning the Company for profitability in fiscal 2014. FormFactor expects to incur approximately $1.2M in charges related to employee termination, the majority of which the company will record in Q1 of fiscal 2014, when the activities comprising the plan are expected to be substantially completed.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
99.01	Press release dated January 27, 2014

The information in this report and the accompanying exhibit shall not be incorporated by reference into any filing of FormFactor with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information in this report, including the accompanying exhibit, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date:	January 27, 2014	By:	/s/ Stuart L. Merkadeau
			Name:	Stuart L. Merkadeau
			Title:	Senior Vice President, General Counsel and Secretary

3